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                                                                   EXHIBIT 99(a)

                 CERTIFICATION BY THE PRESIDENT RELATING TO THE
                 ANNUAL REPORT CONTAINING FINANCIAL STATEMENTS

     I, Leonard A. Cullo, Jr., Director and President of H.J. Heinz Finance Company, a Delaware corporation ("Heinz Finance"), hereby certify that, to my knowledge:

     1. Heinz Finance's annual report on Form 10-K for the period ended April 30, 2003 (the "Form 10-K") fully complies with the requirements of
        Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Heinz Finance.

Date: July 24, 2003

                                          By: /s/ LEONARD A. CULLO, JR.
                                            ------------------------------------
                                            Name: Leonard A. Cullo, Jr.
                                            Title:  Director and President